Exhibit 99.3
FOR IMMEDIATE RELEASE

MEDICAL CARE TECHNOLOGIES INC. ANNOUNCES APPOINTMENT OF NEW CEO

LONDON, ENGLAND – January 12, 2010 – Medical Care Technologies Inc. (OTCBB: MDCE) today announced that Ning C. Wu has joined MDCE as its new President, Chief Executive Officer, and Chief Financial Officer effective immediately.

Ms. Wu is a seasoned entrepreneur with over 25 years experience in both the public and private sectors. Since 1995, in Toronto, Ontario, Ms. Wu served as Partner and Chief Executive Officer of GroupIT, a private information technology and services firm specializing in complete internet-intranet design, web database development, E-business and secure technology support to private, public and government sectors in Canada.

Most recently, Ms. Wu has been a Partner and Chief Executive Officer of Open Planet Enterprise Inc., which is a private professional services firm based in Toronto, Ontario that is providing business advice, business solutions and management services to Chinese companies aiming to do business in North America and North American companies aiming to do business in China.

“Medical Care Technologies Inc. is pleased to welcome Ms. Wu to the Company.  As a seasoned executive, her leadership skills and experience as well as her connection to the Asian markets will be invaluable as the Company evolves,” states, Patricia Traczykowski.

Michael Freeberg, one of the Company’s directors was appointed as Treasurer of the Company.

Effective immediately Patricia Traczykowski will be resigning as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Principal Accounting Officer but will remain on as a director.

About Medical Care Technologies Inc.

Medical Care Technologies Inc. (www.medicaretech.com) is traded under the symbol MDCE on the OTCBB and is based in London, England.  The Company is in the process of moving its portfolio of oil resources into medical care technologies.  The products/services that the company hopes to acquire are intended will constitute a healthcare delivery and wellness site; dedicated to helping Asian consumers live healthier, more balanced lives.  MDCE is planning to provide advanced connectivity, internationally standardized and secure business, technology and information systems to assist the Asian health industry - physicians, pharmacists, medical institutions, consumers – access medical resources, health services, education, wellness and pharmaceutical products throughout Asia. MDCE is planning to distribute and provide services at a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Nutriceuticals. Further information on the Company can be found at www.sec.gov and the company’s website at www.medicaretech.com

Safe Harbor Statement
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: MDCE’s products, services, capabilities, performance, opportunities, development and business outlook, guidance on our future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing MDCE’s products and services, ability to deploy MDCE’s services and products, market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and healthcare and pharmaceutical industries, and our ability to attract and retain qualified personnel. Other risks and uncertainties may include, but are not limited to: lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the global economy, and compliance with federal and state regulatory requirement.  Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.  There can be no assurance that the acquisition of GUC’s assets will close.  MDCE must issue 57,300,000 shares of its common stock to GUC, or GUC’s designees in order to close the acquisition. Accounting for the anticipates cancelation of 57,300,000 shares by Patricia Traczykowski, MDCE will have 98,900,000 shares of it common stock issued and outstanding upon the closing of the acquisition.

For Further Information:
Ezra Smith
C. Jones Consulting, Inc.
Tel: (727) 771-9500
Fax: (727) 771-9545
Email: cjones@cjonesconsulting.com
Web: www.cjonesconsulting.com